CERTIFIED RESOLUTIONS

      I, Wade Bridge, Assistant Secretary of Surgeons Diversified Investment Fund (the "Trust"), hereby certify that the following resolutions were adopted by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, at a meeting of the Board held on October 23, 2008:

       RESOLVED, that it is the finding of the Board Trustees of Surgeons Diversified Investment Fund (the "Fund") at this meeting that the fidelity bond written by Federal Insurance Company (the "Bond") in the aggregate amount of $300,000, covering, among others, officers and employees of the Fund, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Fund to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Fund's assets and the nature of the securities in the Fund's portfolio; and

       FURTHER RESOLVED, that the Bond be, and it hereby is, approved and ratified by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and

       FURTHER RESOLVED, that the premium paid by the Fund under the Bond be, and it hereby is, approved and ratified by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and

       FURTHER RESOLVED, that the appropriate officers of the Fund be, and they hereby are, authorized and directed to take such other action as may be necessary or appropriate in order to conform to the
       provisions   of  the  1940  Act,  and  the  rules  and   regulations
       thereunder; and

       FURTHER RESOLVED, that the Secretary of the Fund or his designee shall file the Bond with the Commission and give all notices required under paragraph (g) of the Rule.

October 24, 2008
                                     /s/ Wade Bridge
                                  -------------------------------------
                                   Wade Bridge
                                   Assistant Secretary